EXHIBIT 99.1

Contact:	Aaron’s, Inc.	SCR Partners
	Michael P. Dickerson	Jeff Black
	Vice President, Investor Relations	615.760.3679
	678.402.3950	JBlack@scr-ir.com
Mike.Dickerson@Aarons.com

Aaron’s, Inc. Reports Record Third Quarter Revenue and Earnings
Reaffirms and Tightens 2018 Annual Outlook

•	Record Third Quarter Consolidated Revenues of $953.1 Million, Up 14%;

•	Record Third Quarter Diluted EPS $0.62; Non-GAAP Diluted EPS $0.69, Up 60%

•	Progressive Leasing Revenues Up 27%; EBITDA Up 32%

•	Aaron's Business Same Store Revenue Flat To Prior Year

ATLANTA, October 25, 2018 - Aaron’s, Inc. (NYSE: AAN), a leading omnichannel provider of lease-purchase solutions, today announced financial results for the three months ended September 30, 2018.
“This quarter demonstrates the strength of our model as we achieved solid growth in both revenue and earnings while we continued to invest in the future growth of our business,” said John Robinson, Chief Executive Officer.
“Progressive achieved 32% EBITDA growth on a 27% increase in revenue, driven by strong invoice volume growth, consistent portfolio performance, and well-managed expenses. In addition, the team continues to execute on the conversion of our robust retail partner pipeline,” continued Mr. Robinson.
“The Aaron’s Business delivered improved same store revenue performance in the quarter, and year-over-year recurring revenue written into the portfolio was positive for the third consecutive quarter. I am proud of the team as they balanced the onboarding of 90 newly acquired franchised stores with the advancement of our business transformation. We continue to be encouraged by the improvements we are seeing in the business and the results of these initiatives,” concluded Mr. Robinson.

Consolidated Results
For the third quarter of 2018, consolidated revenues were $953.1 million compared with $838.9 million for the third quarter of 2017, an increase of $114.2 million or 13.6%. Importantly, the Aaron's Business same store revenues were flat for the third quarter, which was a continuation of the improving trend in same store revenues experienced throughout 2018. The increase in consolidated revenues was primarily due to the 26.6% increase in revenues at Progressive and the addition of 90 franchised locations acquired by the Aaron's Business early in the third quarter of 2018.
Net earnings for the third quarter were $43.7 million compared to $25.3 million in the prior year period, an increase of $18.4 million or 72.5%. Adjusted EBITDA for the Company was $82.5 million for the third quarter of 2018, compared with $67.7 million for the same period in 2017, an increase of $14.8 million, or 21.8%. See “Use of Non-GAAP Financial Information” and the related non-GAAP reconciliation accompanying this press release.
Diluted earnings per share for the third quarter of 2018 were $0.62 compared with $0.35 a year ago, an increase of $0.27 or 77.1%. On a non-GAAP basis, earnings per share assuming dilution were $0.69 in the third quarter of 2018 compared with $0.43 for the same quarter in 2017, an increase of $0.26 or 60.5%. As a reminder, third quarter 2017 results included the total estimated impact of both Hurricanes Harvey and Irma, which was in the range of $0.06 to $0.08 per share on a fully diluted basis.
The Company generated $363.0 million in cash from operations during the nine months ended September 30, 2018 and ended the third quarter with $35.0 million in cash, compared with a cash balance of $51.0 million at the end of 2017. During the quarter, the company used $127.1 million for the acquisition of 90 franchised locations. Also during the quarter, the Company returned $33.6 million to shareholders through the payment of dividends as well as the repurchase of common stock totaling 675,552 shares for $31.6 million, or an average price of $46.72. The Company has authorization to purchase an additional $400.0 million of its common stock.

Amendments to Term Loan Agreement and Franchisee Loan Facility
On October 23, 2018, the Company amended its revolving credit facility and term loan agreement primarily to increase the term loan by $137.5 million, to $225.0 million. The Company intends to use the incremental borrowings for general corporate and working capital purposes. The Company also amended its franchise loan facility to reduce the total commitment amount from $85.0 million to $55.0 million, and extend the maturity date to October 23, 2019.
Progressive Leasing Segment Results
Progressive Leasing’s revenues in the third quarter of 2018 increased 26.6% to $504.4 million from $398.3 million in the third quarter of 2017. Invoice volume increased 26.0% in the quarter, driven by a 21.4% increase in invoice volume per active door and a 3.8% increase in active doors to approximately 20,000. Progressive Leasing had 808,000 customers at September 30, 2018, a 19.7% increase from September 30, 2017.
EBITDA for the third quarter of 2018 was $51.7 million compared with $39.3 million for the same period of 2017, an increase of 31.6%. As a percentage of revenues, EBITDA was 10.3% for the third quarter of 2018 compared with 9.9% for the same period in 2017. The provision for lease merchandise write-offs was 6.8% of revenues in the third quarter of 2018, compared with 6.2% in the same period of 2017. Bad debt expense as a percentage of revenues remained consistent at 12.7% for both third quarter periods. For the full year 2018, we expect both bad debt expense and write-offs to be within the previously guided ranges of 10% to 12% and 5% to 7%, respectively.

The Aaron’s Business Segment Results
For the third quarter of 2018, total revenues for the Aaron’s Business increased 1.7% to $439.2 million from $431.7 million in the third quarter of 2017. The increase was primarily due to the acquisition of 90 franchised locations early in the third quarter of 2018. Same store revenues were flat in the third quarter of 2018, continuing the trend of improvement experienced throughout 2018. The Company expects that same store revenues will turn positive in the fourth quarter of 2018. Customer count on a same store basis was down 5.3% during the third quarter of 2018. Company-operated Aaron’s stores had 989,000 customers at September 30, 2018, a 0.3% increase from September 30, 2017.
Lease revenue and fees for the three months ended September 30, 2018 increased 5.4% compared with the same period in 2017. Non-retail sales, which primarily consist of merchandise sales to the Company’s franchisees, decreased 21.4% for the three-month period ended September 30, 2018 compared with the same period of the prior year. The decline is attributed primarily to the franchise acquisitions completed in 2017 and 2018.
Adjusted EBITDA for the three months ended September 30, 2018 was $32.7 million compared with $30.8 million for the same period in 2017, an increase of $2.0 million or 6.3%. As a percentage of revenues, Adjusted EBITDA was 7.5% for the three months ended September 30, 2018 compared with 7.1% for the same period last year.
Write-offs for damaged, lost or unsaleable merchandise were 5.4% of revenues in the third quarter of 2018 compared with 5.2% for the same period last year.
At September 30, 2018, the Aaron’s Business had 1,267 Company-operated stores and 432 franchised stores. During the third quarter of 2018, the Company acquired 90 franchised stores and consolidated two Company-operated stores. Additionally, during the quarter, no new franchised stores opened, six franchised stores closed and three franchised stores were sold to a third party.
Significant Components of Revenue
Consolidated lease revenues and fees for the three months ended September 30, 2018 increased 16.6% over the same prior year period. Franchise royalties and fees decreased 8.9% in the third quarter of 2018 compared with the same period a year ago. The decrease in franchise royalties and fees was the combined result of the lower number of franchised stores and decreases in revenues generated by the Company’s franchisees. Franchise revenues totaled

$129.0 million for the three months ended September 30, 2018, a decrease of 27.6% from the same period for the prior year. Same store revenues for franchised stores were down 3.1% and same store customer counts were down 3.5% for the third quarter of 2018 compared with the same quarter in 2017. Franchised stores had 306,000 customers at the end of the third quarter of 2018. Revenues and customers of franchisees are not revenues and customers of the Aaron’s Business or the Company.
2018 Outlook
The Company is reaffirming and tightening its segment and consolidated 2018 annual outlook.

	Current Outlook		Previous Outlook
(In thousands, except per share amounts)	Low	High	Low	High
Aaron's Inc. - Total Revenues	$3,795,000	$3,855,000	$3,680,000	$3,890,000
Aaron's Inc. - Adjusted EBITDA	382,500	395,500	380,000	413,000
Aaron's Inc. - Diluted EPS	2.75	2.90	2.90	3.20
Aaron's Inc. - Diluted Non-GAAP EPS	3.30	3.45	3.20	3.50
Aaron's Inc. - Capital Expenditures	70,000	80,000	70,000	90,000

Aaron's Business - Total Revenues	1,775,000	1,800,000	1,700,000	1,800,000
Aaron's Business - Adjusted EBITDA	170,000	175,000	170,000	185,000
Aaron's Business - Annual Same Store Revenues	(2.0)%	(1.0)%	(4.0)%	(1.0)%

Progressive - Total Revenues	1,985,000	2,015,000	1,950,000	2,050,000
Progressive - EBITDA	217,500	222,500	215,000	230,000

DAMI - Total Revenues	35,000	40,000	30,000	40,000
DAMI - Adjusted EBITDA	(5,000)	(2,000)	(5,000)	(2,000)
Conference Call and Webcast
The Company will hold a conference call to discuss its quarterly results on Thursday, October 25, 2018, at 8:30 a.m. Eastern Time. The public is invited to listen to the conference call by webcast accessible through the Investor Relations section of the Company’s website, aarons.com. The webcast will be archived for playback at that same site.

About Aaron’s, Inc.
Headquartered in Atlanta, Aaron’s, Inc. (NYSE: AAN), is a leading omnichannel provider of lease-purchase solutions. Progressive Leasing provides lease-purchase solutions through more than 20,000 retail partner locations in 46 states. The Aaron’s Business engages in the sales and lease ownership and specialty retailing of furniture, consumer electronics, home appliances and accessories through its 1,699 Company-operated and franchised stores in 47 states, Puerto Rico and Canada, as well as its e-commerce platform, Aarons.com. Dent-A-Med, Inc., d/b/a the HELPcard®, provides a variety of second-look credit products that are originated through federally-insured banks. For more information, visit investor.aarons.com, Aarons.com, ProgLeasing.com, and HELPcard.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “believe,” “guidance,” “outlook,” “expect,” “will,” “expectations,” and “trends” and similar terminology. These risks and uncertainties include factors such as changes in general economic conditions, competition, pricing, legal and regulatory proceedings and investigations, customer privacy, information security, customer demand, the execution and results of our strategy and expense reduction and store closure and consolidation initiatives (including the risk that the costs associated with these initiatives exceeds expectations), risks related to our recent franchisee acquisitions, including the risk that the financial performance from those acquisitions does not meet expectations, the business performance of our franchisees and our relationships with our franchisees; risks related to Progressive Leasing’s “virtual” lease-to-own business, the outcome of Progressive Leasing’s pilot or test programs with various retailers and the results of Progressive Leasing’s efforts to expand its relationships with existing retailer partners and establish new partnerships with additional retailers, increases in lease merchandise write-offs and bad debt expense associated with Progressive Leasing’s growth in doors and customers and changes in product mix, and the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Statements in this release that are “forward-looking” include without limitation statements about: our expectations regarding the strength of our lease-to-own businesses; the results of our strategic investments, including our acquisition of franchisees; our financial objectives; our expectations regarding revenue and earnings growth due to our investments in the Aaron’s Business and Progressive Leasing; whether those investments will strengthen our long-term competitive position; our ability to invest in our operations and in opportunities to promote growth; returning capital to our shareholders; the performance of the Progressive lease portfolio and expectations regarding the retail partner pipeline for Progressive; the outcome of the transformation initiatives for the Aaron’s Business; the Company’s projected results and the 2018 Guidance/Outlook set forth in this press release for the Company on a consolidated basis, and for Progressive Leasing, the Aaron’s Business and DAMI, individually. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Aaron’s, Inc. and Subsidiaries
Consolidated Statements of Earnings
(In thousands, except per share amounts)

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Lease Revenues and Fees	$880,871	$755,318	$2,596,876	$2,217,029
Retail Sales	7,620	6,274	22,728	21,158
Non-Retail Sales	44,368	56,443	151,259	195,372
Franchise Royalties and Fees	10,153	11,140	35,140	38,165
Interest and Fees on Loans Receivable	9,508	8,936	28,258	25,669
Other	551	772	1,478	1,688
Total	$953,071	$838,883	$2,835,739	$2,499,081

Costs and Expenses:
Depreciation of Lease Merchandise	434,593	365,576	1,290,015	1,072,972
Retail Cost of Sales	4,877	4,380	14,695	13,711
Non-Retail Cost of Sales	35,214	50,750	130,302	174,653
Operating Expenses	420,602	374,157	1,199,171	1,033,530
Restructuring Expenses, Net	537	845	561	14,617
Other Operating (Income) Expense, Net	(38)	486	(286)	(586)
Total	$895,785	$796,194	$2,634,458	$2,308,897

Operating Profit	57,286	42,689	201,281	190,184
Interest Income	18	344	374	1,696
Interest Expense	(3,735)	(4,707)	(11,868)	(16,074)
Impairment of Investment	—	—	(20,098)	—
Other Non-Operating (Expense) Income, Net	(154)	895	458	3,033
Earnings Before Income Tax Expense	$53,415	$39,221	$170,147	$178,839

Income Tax Expense	9,695	13,880	35,680	63,863
Net Earnings	$43,720	$25,341	$134,467	$114,976

Earnings Per Share	$0.64	$0.36	$1.93	$1.62
Earnings Per Share Assuming Dilution	$0.62	$0.35	$1.89	$1.60

Weighted Average Shares Outstanding	68,819	70,746	69,521	70,914
Weighted Average Shares Outstanding Assuming Dilution	70,139	72,095	70,996	72,057

Selected Balance Sheet Data
(In thousands)

	(Unaudited)
	September 30, 2018	December 31, 2017

Cash and Cash Equivalents	$34,986	$51,037
Investments	—	20,385
Accounts Receivable, Net	92,311	99,887
Lease Merchandise, Net	1,196,812	1,152,135
Loans Receivable, Net	78,062	86,112
Property, Plant and Equipment, Net	216,337	207,687
Other Assets, Net	1,080,390	1,075,021

Total Assets	$2,698,898	$2,692,264

Debt	297,340	368,798

Total Liabilities	935,392	964,260
Shareholders’ Equity	1,763,506	1,728,004

Total Liabilities and Shareholders' Equity	$2,698,898	$2,692,264

Selected Cash Flow Data
(In thousands)

	(Unaudited) Nine Months Ended
	September 30,
	2018	2017

Cash Provided by Operating Activities	$362,995	$180,273
Cash Used in Investing Activities	(192,345)	(185,784)
Cash Used in Financing Activities	(186,700)	(176,899)
Effect of Exchange Rate Changes on Cash & Cash Equivalents	(1)	102
Decrease in Cash and Cash Equivalents	(16,051)	(182,308)
Cash and Cash Equivalents at Beginning of Period	51,037	308,561
Cash and Cash Equivalents at End of Period	$34,986	$126,253

Aaron’s, Inc. and Subsidiaries
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	September 30, 2018
	Progressive Leasing	The Aaron’s Business	DAMI	Consolidated Total
Lease Revenues and Fees	$504,407	$376,464	$—	$880,871
Retail Sales	—	7,620	—	7,620
Non-Retail Sales	—	44,368	—	44,368
Franchise Royalties and Fees	—	10,153	—	10,153
Interest and Fees on Loans Receivable	—	—	9,508	9,508
Other	—	551	—	551
	$504,407	$439,156	$9,508	$953,071

	(Unaudited)
	Three Months Ended
	September 30, 2017
	Progressive Leasing	The Aaron’s Business	DAMI	Consolidated Total
Lease Revenues and Fees	$398,282	$357,036	$—	$755,318
Retail Sales	—	6,274	—	6,274
Non-Retail Sales	—	56,443	—	56,443
Franchise Royalties and Fees	—	11,140	—	11,140
Interest and Fees on Loans Receivable	—	—	8,936	8,936
Other	—	772	—	772
	$398,282	$431,665	$8,936	$838,883

Aaron’s, Inc. and Subsidiaries
Nine Months Revenues by Segment
(In thousands)

	(Unaudited)
	Nine Months Ended
	September 30, 2018
	Progressive Leasing	The Aaron’s Business	DAMI	Consolidated Total
Lease Revenues and Fees	$1,474,590	$1,122,286	$—	$2,596,876
Retail Sales	—	22,728	—	22,728
Non-Retail Sales	—	151,259	—	151,259
Franchise Royalties and Fees	—	35,140	—	35,140
Interest and Fees on Loans Receivable	—	—	28,258	28,258
Other	—	1,478	—	1,478
	$1,474,590	$1,332,891	$28,258	$2,835,739

	(Unaudited)
	Nine Months Ended
	September 30, 2017
	Progressive Leasing	The Aaron’s Business	DAMI	Consolidated Total
Lease Revenues and Fees	$1,137,896	$1,079,133	$—	$2,217,029
Retail Sales	—	21,158	—	21,158
Non-Retail Sales	—	195,372	—	195,372
Franchise Royalties and Fees	—	38,165	—	38,165
Interest and Fees on Loans Receivable	—	—	25,669	25,669
Other	—	1,688	—	1,688
	$1,137,896	$1,335,516	$25,669	$2,499,081

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for the third quarter of 2018 each exclude $5.4 million in Progressive Leasing-related intangible amortization expense, $3.0 million in amortization expense resulting from franchisee acquisitions, $0.6 million in acquisition transaction and transition costs related to franchisee acquisitions, $2.5 million in tax benefits related to a Tax Act adjustment and $0.5 million in restructuring charges. For the first nine months of 2018 Non-GAAP net earnings and non-GAAP diluted earnings per share excludes $16.3 million in Progressive Leasing-related intangible amortization expense, $5.4 million in amortization expense resulting from franchisee acquisitions, $0.6 million in acquisition transaction and transition costs related to franchisee acquisitions, $0.6 million in restructuring charges, $2.3 million in net tax benefits related to Tax Act adjustments and $21.6 million of charges related to the full impairment of the Company's Perfect Home Investment and the related expenses incurred. Non-GAAP net earnings and non-GAAP diluted earnings per share for the third quarter of 2017 exclude $5.4 million in Progressive Leasing-related intangible amortization expense, $1.0 million in amortization expense resulting from franchisee acquisitions, $2.0 million in acquisition transaction and transition costs related to the franchisee acquisition and $0.8 million in restructuring charges. For the first nine months of 2017 Non-GAAP net earnings and non-GAAP diluted earnings per share exclude $17.6 million in Progressive Leasing-related intangible amortization expense, $1.0 million in amortization expense resulting from franchisee acquisitions, $2.0 million in acquisition transaction and transition costs related to the franchisee acquisition and $14.6 million in restructuring charges.
The EBITDA and Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and Adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings and non-GAAP diluted earnings provides management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
EBITDA and Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures:

•
Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.

•	Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness.

•	Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Finally, this press release presents pre-tax, pre-provision loss for DAMI, which is also a supplemental measure not calculated in accordance with GAAP. Management believes this measure is useful because it gives management and investors an additional, supplemental metric to assess DAMI’s underlying operational performance for the period. Due to the growth of our originated credit card loan portfolio after our October 2015 acquisition of DAMI, we believe pre-provision, pre-tax loss helps investors to assess DAMI’s operating performance until such time as the credit card portfolio reaches levels which management believes will be normal and recurring.  Management uses this measure as one of its bases for strategic planning and forecasting for DAMI. Our use of pre-provision, pre-tax loss may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, Adjusted EBITDA and pre-tax, pre-provision loss may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP
Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share)

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net Earnings	$43,720	$25,341	$134,467	$114,976
Add Progressive Leasing-Related Intangible Amortization Expense (1)(2)	4,186	3,503	12,616	11,314
Add Franchisee-Related Intangible Amortization Expense(3)(4)	2,288	673	4,163	670
Add Restructuring Expense, net (5)(6)	415	546	435	9,397
Add Acquisition Transaction and Transition Costs(7)(8)	499	1,275	501	1,268
Impairment of Investment and Related Expenses(9)	—	—	16,777	—
Tax Act Adjustments	(2,466)	—	(2,273)	—
Non-GAAP Net Earnings	$48,642	$31,338	$166,686	$137,625

Earnings Per Share Assuming Dilution	$0.62	$0.35	$1.89	$1.60
Add Progressive Leasing-Related Intangible Amortization Expense (1)(2)	0.06	0.05	0.18	0.16
Add Franchisee-Related Intangible Amortization Expense(3)(4)	0.03	0.01	0.06	0.01
Add Restructuring Expense, net(5)(6)	0.01	0.01	0.01	0.13
Add Acquisition Transaction and Transition Costs(7)(8)	0.01	0.02	0.01	0.02
Impairment of Investment and Related Expenses(9)	—	—	0.24	—
Tax Act Adjustments	(0.04)	—	(0.03)	—
Non-GAAP Earnings Per Share Assuming Dilution(8)	$0.69	$0.43	$2.35	$1.91

Weighted Average Shares Outstanding Assuming Dilution	70,139	72,095	70,996	72,057

(1)	Net of taxes of $1,234 and $3,646 for the three and nine months ended September 30, 2018 calculated using the estimated tax rates of 22.77% and 22.42% for the respective periods.

(2)	Net of taxes of $1,918 and $6,284 for the three and nine months ended September 30, 2017 calculated using the effective tax rate for the respective periods.

(3)	Net of taxes of $675 and $1,203 for the three and nine months ended September 30, 2018 calculated using the estimated tax rates of 22.77% and 22.42% for the respective periods.

(4)	Net of taxes of $369 and $372 for the three and nine months ended September 30, 2017 calculated using the effective tax rate for the respective periods.

(5)	Net of taxes of $122 and $126 for the three and nine months ended September 30, 2018 calculated using the estimated tax rates of 22.77% and 22.42% for the respective periods.

(6)	Net of taxes of $299 and $5,220 for the three and nine months ended September 30, 2017 calculated using the effective tax rate for the respective periods.

(7)	Net of taxes of $147 and $145 for the three and nine months ended September 30, 2018 calculated using the estimated tax rates of 22.77% and 22.42% for the respective periods.

(8)	Net of taxes of $698 and $705 for the three and nine months ended September 30, 2017 calculated using the effective tax rate for the respective periods.

(9)	Net of taxes of $4,848 for the nine months ended September 30, 2018 calculated using the estimated tax rates of 22.42% for the respective period.

(10)	In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

DAMI Pre-tax, Pre-provision Loss
(In thousands)

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Loss Before Income Taxes	$(3,065)	$(3,997)	$(6,663)	$(8,457)
Adjustment to Increase Allowance for Loan Losses During Period	1,552	1,449	1,684	3,838
Pre-tax, Pre-provision Loss	$(1,513)	$(2,548)	$(4,979)	$(4,619)

Aaron’s, Inc. and Subsidiaries
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	September 30, 2018
	Progressive Leasing	The Aaron’s Business	DAMI	Consolidated Total
Net Earnings				$43,720
Income Taxes[1]				9,695
Earnings (Loss) Before Income Taxes	40,839	15,641	(3,065)	53,415
Interest Expense	3,919	(960)	776	3,735
Depreciation	1,534	13,637	161	15,332
Amortization	5,420	3,242	145	8,807
EBITDA	$51,712	$31,560	$(1,983)	$81,289
Restructuring Expenses	—	537	—	537
Acquisition Transaction and Transition Costs	—	646	—	646
Adjusted EBITDA	$51,712	$32,743	$(1,983)	$82,472

	(Unaudited)
	Three Months Ended
	September 30, 2017
	Progressive Leasing	The Aaron’s Business	DAMI	Consolidated Total
Net Earnings				$25,341
Income Taxes[1]				13,880
Earnings (Loss) Before Income Taxes	27,734	15,484	(3,997)	39,221
Interest Expense	4,562	(1,124)	1,269	4,707
Depreciation	1,587	12,166	179	13,932
Amortization	5,421	1,474	145	7,040
EBITDA	$39,304	$28,000	$(2,404)	$64,900
Restructuring Expenses	—	819	26	845
Acquisition Transaction and Transition Costs	—	1,973	—	1,973
Adjusted EBITDA	$39,304	$30,792	$(2,378)	$67,718
(1)Taxes are calculated on a consolidated basis and are not identifiable by company segments.

Aaron’s, Inc. and Subsidiaries
Non-GAAP Financial Information
Nine Months Segment EBITDA
(In thousands)

	(Unaudited)
	Nine Months Ended
	September 30, 2018
	Progressive Leasing	The Aaron’s Business	DAMI	Consolidated Total
Net Earnings				$134,467
Income Taxes[1]				35,680
Earnings (Loss) Before Income Taxes	120,393	56,417	(6,663)	170,147
Interest Expense	12,543	(2,993)	2,318	11,868
Depreciation	4,533	39,792	660	44,985
Amortization	16,262	7,048	435	23,745
EBITDA	$153,731	$100,264	$(3,250)	$250,745
Impairment of Investment and Related Expenses	—	21,625	—	21,625
Restructuring Expenses (Reversals), Net	—	571	(10)	561
Acquisition Transaction and Transition Costs	—	646	—	646
Adjusted EBITDA	$153,731	$123,106	$(3,260)	$273,577

	(Unaudited)
	Nine Months Ended
	September 30, 2017
	Progressive Leasing	The Aaron’s Business	DAMI	Consolidated Total
Net Earnings				$114,976
Income Taxes[1]				63,863
Earnings (Loss) Before Income Taxes	101,732	85,564	(8,457)	178,839
Interest Expense	14,023	(1,481)	3,532	16,074
Depreciation	4,522	35,719	479	40,720
Amortization	17,598	2,521	435	20,554
EBITDA	$137,875	$122,323	$(4,011)	$256,187
Restructuring Expenses	—	14,353	264	14,617
Acquisition Transaction and Transition Costs	—	1,973	—	1,973
Adjusted EBITDA	$137,875	$138,649	$(3,747)	$272,777
(1)     Taxes are calculated on a consolidated basis and are not identifiable by company segments.

Reconciliation of 2018 Current Outlook for Adjusted EBITDA
(In thousands)

	Fiscal Year 2018 Ranges
	Progressive Leasing	The Aaron’s Business	DAMI	Consolidated Total
Estimated Net Earnings	—	—	—	$196,100 - $206,100
Taxes[1]	—	—	—	56,000 - 59,000
Projected Earnings Before Taxes	$179,800 - $184,800	$81,500 - $86,500	$(9,200) - $(6,200)	252,100 - 265,100
Interest Expense	9,700	1,500	3,400	14,600
Depreciation	6,000	54,000	800	60,800
Amortization	22,000	10,000	—	32,000
Projected EBITDA	$217,500 - $222,500	$147,000 - $152,000	$(5,000) - $(2,000)	$359,500 - $372,500
Projected Other Adjustments, Net[2]	—	23,000	—	23,000
Projected Adjusted EBITDA	$217,500 - $222,500	$170,000 - $175,000	$(5,000) - $(2,000)	$382,500 - $395,500
(1)    Taxes are calculated on a consolidated basis and are not identifiable by company divisions.
(2)    Projected Other Adjustments include the non-GAAP charges related to the Aaron's Business restructuring, the impairment of the PerfectHome investment and related expenses and one-time charges related to the franchisee acquisitions.

Reconciliation of 2018 Previous Outlook for EBITDA
(In thousands)

	Fiscal Year 2018 Ranges
	Progressive Leasing	The Aaron’s Business	DAMI	Consolidated Total
Estimated Net Earnings	—	—	—	$209,000 - $234,000
Taxes[1]	—	—	—	68,000 - 76,000
Projected Earnings Before Taxes	$175,000 - $190,000	$112,000 - $127,000	$(10,000) - $(7,000)	277,000 - 310,000
Interest Expense	10,000	—	3,500	13,500
Depreciation	8,000	51,000	1,500	60,500
Amortization	22,000	7,000	—	29,000
Projected EBITDA	$215,000 - $230,000	$170,000 - $185,000	$(5,000) - $(2,000)	$380,000 - $413,000
(1)    Taxes are calculated on a consolidated basis and are not identifiable by company divisions.

Reconciliation of 2018 Current Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Fiscal Year 2018 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.75	$2.90
Add Projected Intangible Amortization Expense[1]	0.30	0.30
Add Sum of Other Adjustments[2]	0.25	0.25
Projected Non-GAAP Earnings Per Share Assuming Dilution	$3.30	$3.45

(1)	Includes projected intangible amortization related to the acquisition of Progressive Leasing and franchisee acquisitions.

(2)
Other Adjustments include the non-GAAP charges related to the Aaron's Business restructuring, impairment of the PerfectHome investment and related expenses, Tax Act adjustments and estimated one-time charges related to the franchisee acquisitions.

Reconciliation of 2018 Previous Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Fiscal Year 2018 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.90	$3.20
Add Projected Intangible Amortization Expenses[1]	0.30	0.30
Projected Non-GAAP Earnings Per Share Assuming Dilution	$3.20	$3.50

(1)	Includes projected intangible amortization related to the acquisition of Progressive Leasing and the franchisee acquisition.